EXHIBIT I
JOINT FILING AGREEMENT

This will confirm the agreement by and among all the undersigned that the Schedule 13G filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of shares of common stock, par value $0.01 per share, of Covia Holding Corporation is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1). This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: February 13, 2020

ASP FML HOLDINGS, LLC
By: ASP Manager Corp., its Manager

By:	/s/	Michael G. Fisch
Name:		Michael G. Fisch
Title:		President

ASP FML INVESTCO, LLC
By: ASP Manager Corp., its Manager

By:	/s/	Michael G. Fisch
Name:		Michael G. Fisch
Title:		President

AMERICAN SECURITIES PARTNERS V, L.P.
By: American Securities Associates V, LLC, its general partner

By:	/s/	Michael G. Fisch
Name:		Michael G. Fisch
Title:		Managing Member

AMERICAN SECURITIES PARTNERS V(B), L.P.
By: American Securities Associates V, LLC, its general partner

By:	/s/	Michael G. Fisch
Name:		Michael G. Fisch
Title:		Managing Member

AMERICAN SECURITIES PARTNERS V(C), LLC
By: American Securities Associates V, LLC, its general partner

By:	/s/	Michael G. Fisch
Name:		Michael G. Fisch
Title:		Managing Member

ASP FML CO-INVEST I, LLC
By: ASP Manager Corp., its Manager

By:	/s/	Michael G. Fisch
Name:		Michael G. Fisch
Title:		President

AMERICAN SECURITIES ASSOCIATES V, LLC

By:	/s/	Michael G. Fisch
Name:		Michael G. Fisch
Title:		Managing Member

AMERICAN SECURITIES LLC

By:	/s/	Michael G. Fisch
Name:		Michael G. Fisch
Title:		President and Chief Executive Officer

ASP MANAGER CORP.

By:	/s/	Michael G. Fisch
Name:		Michael G. Fisch
Title:		President